UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2005

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 12, 2005, in its capacity as Administrator of the Occidental Petroleum Corporation 1995 Incentive Stock Plan and 2001 Incentive Compensation Plan, the Executive Compensation and Human Resources Committee of the Board of Directors of Occidental Petroleum Corporation approved the amendment of the outstanding non qualified stock options (“NQSOs”) held by Occidental’s Section 16 reporting officers. The amendment, which is subject to the consent of such optionees, reduces the number of shares of Occidental Common Stock that the optionees are entitled to receive upon exercise. As amended, the options will entitle the optionee to receive, after offset for tax withholding, only the number of whole shares of Occidental Common Stock obtained by dividing (i) the spread between the aggregate Option Price of the NQSOs exercised and their aggregate Exercise Value by (ii) the Exercise Value. For the purpose of the foregoing calculation, the Exercise Value equals the fair market value of one share of Occidental Common Stock at the date and time of exercise (unless otherwise required by the administrator).

Section 8 – Other Events

Item 8.01. Other Events

At its October 13, 2005 meeting, the Board of Directors of Occidental adopted the policy set forth below to replace Occidental’s previous Golden Parachute Policy:

Golden Parachute Policy

At the 2005 Annual Meeting of Stockholders, a stockholder proposal regarding future golden parachutes passed with a 58.72% vote.* In response to the vote, it was the sense of the Board that it would be appropriate to review the current policy on golden parachutes, to determine whether any revisions to that policy might be appropriate. The Board was also mindful of the fact that the ability to provide an appropriate level of severance is a factor in a company’s ability to attract and retain talented employees. The new Golden Parachute Policy is intended to balance the ongoing need of the Corporation to attract and retain talented employees with the desire of the stockholders to approve any golden parachute or severance benefits that exceed certain limits. Accordingly, the Board has determined to adopt the policy set forth below to replace the previous Golden Parachute Policy.

It is the policy of the Board that the Corporation shall not grant Golden Parachute Benefits to any Senior Executive which exceeds 2.99 times his or her salary plus

_______________

*     [RESOLVED: Allow Vote regarding Future Golden Parachutes. Shareholders request that our Board seek shareholder approval for future golden parachutes for senior executives. This applies to benefits exceeding 2.99% of the sum of the executive’s base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance agreements or employment agreements with golden parachute or severance provisions. This Includes that golden parachutes are not given for a change in control or merger which is approved but is not completed. Or for executives who transfer to a successor company. This proposal would Include to the fullest extent each golden parachute that our Board has or will have the power to grant or modify. Our company would have the flexibility of seeking approval after tentative agreement on golden parachutes.]

bonus, unless the grant of such benefits is approved by a vote of the Corporation’s stockholders.

For purposes of this policy:

•

“Golden Parachute Benefits” shall include: (i) amounts payable to a Senior Executive on termination of employment, including a termination that occurs by reason of a change in control, which directly relate to the Senior Executive’s salary or bonus, including amounts payable for the uncompleted portion of an employment term under an agreement, and (ii) special benefits or perquisites granted to a Senior Executive at the time of such Senior Executive’s termination of employment, and shall also include the following types of benefits that are described in (i) or (ii) above and that may be provided after the date of a Senior Executive’s termination of employment:

o	Additional cash balance account credits granted in connection with the severance or change in control,

o	The estimated present value of benefits attributable to special accelerated vesting of any benefit granted in connection with the severance or change in control, and

o	Additional deferred compensation account credits granted in connection with the severance or change in control.

•	“Golden Parachute Benefits” shall not include:

o

Salary, incentive compensation, vacation pay, benefits or other amounts that have been earned or accrued prior to the date of the Senior Executive’s termination of employment or that are otherwise attributable to the period preceding the date of the Senior Executive’s termination of employment,

o

Payments, including tax gross-ups, related to offsetting the Senior Executive’s excise taxes under Section 4999 of the Internal Revenue Code, as amended from time to time, that might be payable following a change-in-control of the Corporation, and

o

Amounts that are consistent with any plan, program, arrangement or practice of the Corporation that is applicable to one or more groups of employees in addition to Senior Executives, such as the value of any accelerated vesting of any outstanding long-term or equity-based award (or a pro-rata portion thereof), including without limitation, performance shares or units, restricted shares or units and stock options, to the extent such accelerated vesting is required pursuant to the plan under which such awards were granted and such plan was approved by the stockholders of the Corporation or such accelerated vesting is consistent with the Corporation’s practice applicable to one or more groups of employees in addition to Senior Executives.

•	Any Golden Parachute Benefits payable upon a change in control shall be contingent upon termination of the Senior Executive’s employment with the Corporation and any successor.

•

Agreements covered by the new policy shall include (i) any employment, severance, change in control or termination agreement between the Corporation or any majority-owned subsidiary (collectively referred to as “OPC”) and a Senior Executive related to a change in control of OPC or termination of employment of the Senior Executive with OPC entered into after the adoption date of this policy, and (ii) any renewal, extension or material modification of the severance, golden parachute or termination provisions in existing agreements to the extent such renewal, extension or modification provides for any material increase or expansion of any Golden Parachute Benefits. The new policy shall not cover (i) any agreement for future services to be rendered to the Corporation in a capacity other than as an employee (e.g. consulting or director agreements); (ii) any agreement to refrain from certain conduct (e.g., covenants not to compete); or (iii) the following types of plans (or agreements entered into in connection with such plans), provided that the plan is applicable to one or more groups of employees in addition to Senior Executives:

o	the PRA, PSA, SRPs or any retirement plan adopted by OPC,

o	deferred compensation or deferred stock plans,

o	workforce restructuring plans, and

o	retention plans in connection with extraordinary transactions.

•

“Senior Executive” shall mean a person who is or becomes at the time of execution of the golden parachute agreement an executive officer of the Corporation who is required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 with respect to securities of the Corporation.

•

“Salary and bonus” shall be interpreted as the sum of (i) the Senior Executive’s annual base salary, plus (ii) the Senior Executive’s annual target bonus (whether paid in cash, equity or other property), each as in effect immediately prior to the date of the Senior Executive’s termination of employment.

The Board hereby delegates to the Executive Compensation and Human Resources Committee (the “Compensation Committee”) full authority to make determinations regarding the interpretation of the provisions of this policy, in its sole discretion, Including, without limitation, the determination of the value of any non-cash items, as well as the present value of any cash or non-cash benefits payable over a period of time.

In the event that the Board determines that the circumstances of a future agreement with a Senior Executive warrant severance compensation exceeding the limits set forth in this policy (the “Limits”), and the Board determines that it is impractical to submit the matter to a stockholder vote in a timely fashion, then in such event the Board may elect to seek stockholder approval after the parties have mutually agreed to the material terms of the relevant future agreement, provided that the payment of any Golden Parachute Benefits in excess of the Limits under such agreement is conditioned on subsequent stockholder ratification.

This Golden Parachute Policy shall be posted with the Corporation’s other Governance Policies, on the Corporation’s website, www.oxy.com. The Board may amend, waive or cancel this policy at any time if it determines in its sole discretion that such action would be in the best interests of the Corporation, provided that any such action shall be promptly disclosed on the Corporation’s website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE:	October 17, 2005	/s/ Jim A. Leonard
Jim A. Leonard, Vice President and Controller
(Principal Accounting and Duly Authorized Officer)